Exhibit 10.2

RETENTION BONUS AGREEMENT

This Retention Bonus Agreement (this “Agreement”) is made and entered into effective as of June [ ], 2019 (the “Effective Date”), by and between ASV Holdings, Inc. (the “Company”), a Delaware corporation and [Name of employee] (the “Recipient”).

RECITALS

WHEREAS, the Company is exploring options for a potential Change of Control Transaction (as defined below); and

WHEREAS, in order to induce the Recipient to continue working for the Company during any process involving a Change of Control Transaction and to motivate the Recipient to assist with the consummation of a Change of Control Transaction, the Company is willing to provide the Recipient with additional compensation, in addition to the Recipient’s regular compensation; and

WHEREAS, the Recipient is willing to commit to providing such assistance as set forth in this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

1.    The Recipient agrees to remain employed with the Company until the earlier of the date on which a Change of Control Transaction is closed (the “Closing Date”) or the termination of the Merger Agreement in accordance with its terms (the “Payment Date”). For purposes of this Agreement, “Change of Control Transaction” shall mean a merger pursuant to an Agreement and Plan of Merger, dated June 26, 2019 among Yanmar America Corporation, a Georgia corporation, Osaka Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Yanmar, Co., Ltd., a company organized under the laws of Japan and the Company (the “Merger Agreement”).

2.    If the Recipient remains continuously employed by the Company through the earlier of the Closing Date or the Payment Date, then the Company shall pay to the Recipient, in a one-time lump sum payment, on the Closing Date or the Payment Date, as the case may be, an amount equal to $[                ] (the “Retention Payment”).

3.    If Recipient resigns or if Recipient’s employment is terminated by the Company for Cause (defined below) before the Closing date of the Payment Date, Recipient shall not be entitled to receive the Retention Payment, in whole or in part. “Cause” shall mean, without limitation, any one or more of the following: (i) any action or conduct constituting fraud, self-dealing, embezzlement, theft, dishonesty, or other similar action or conduct; (ii) a conviction of, or a plea of nolo contendere for, any felony; (iii) a failure of Recipient after reasonable notice promptly to comply with any written directive from Company management; (iv) any willful continued failure by Recipient to perform Recipient’s duties and obligations; (v) any willful misconduct by Recipient which is materially injurious to the Company, monetarily or otherwise; (vi) any willful failure or refusal by Recipient to comply with the policies, rules and regulations of the Company

4.    The actual payment received by the Recipient under this Agreement will be net of any required tax withholding.

5.    This Agreement shall automatically terminate upon the earlier to occur of (i) the one-year anniversary of the Effective Date (the “Expiration Date”); or (ii) the termination of the Recipient’s employment. The Company is under no obligation whatsoever to make any payment under this Agreement unless the Recipient remains continuously employed by the Company through the Closing Date or the Payment Date.

4.    This Agreement shall be transferable and assignable by the Company without the Recipient’s consent; provided that no such assignment shall relieve the Company of its obligations under this Agreement if such asignee does not perform such obligations. This Agreement shall not be transferable or assignable by the Recipient without the Company’s consent.

5.    This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, and/or when applicable, of the United States. By entering into this Agreement, the parties submit themselves and their principals individually to personal jurisdiction in the courts in the State of Minnesota and agree that Minnesota is the only appropriate venue for any action brought to interpret or enforce any provision of this Agreement, or which may otherwise arise under or relate to the subject matter of this Agreement.

6.    This Agreement constitutes the entire agreement of the parties related to the Retention Payment. This Agreement may be executed by facsimile or email transmission and on separate counterparts, each of which is deemed to be an original and both of which when taken together constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date

ASV HOLDINGS, INC.

By:
Name:
Its:

[Employee name]